                                                                     Exhibit 4.5


                             AMENDED AND RESTATED

                         REGISTRATION RIGHTS AGREEMENT

                                     AMONG

                              MARKEL CORPORATION

                             MARKEL HOLDINGS INC.

                                      AND

                       DLJ INTERNATIONAL PARTNERS, C.V.
                          DLJ OFFSHORE PARTNERS, C.V.
                         DLJMB OVERSEAS PARTNERS, C.V.
                      DLJ MERCHANT BANKING FUNDING, INC.
                              DLJ FIRST ESC, L.P.
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                                      AND

                        MARSH & MCLENNAN CAPITAL, INC.

                                      AND

                                 JOHN J. BYRNE



                         Dated as of January 28, 2000

                               TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
SECTION 1.  Definitions........................................................................      2
SECTION 2.  Registration under Securities Act..................................................      4
SECTION 3.  Other Registration Rights..........................................................     17
SECTION 4.  Markel Guarantee...................................................................     17
SECTION 5.  Amendments and Waivers.............................................................     17
SECTION 6.  Notices............................................................................     17
SECTION 7.  Binding Agreement..................................................................     18
SECTION 8.  Descriptive Headings...............................................................     19
SECTION 9.  Specific Performance...............................................................     19
SECTION 10.  Effectiveness.....................................................................     19
SECTION 11.  Termination.......................................................................     19
SECTION 12.  Governing Law.....................................................................     19
SECTION 13.  Counterparts......................................................................     19
SECTION 14.  Entire Agreement..................................................................     19

                             AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT is made as of August 15, 1999, as amended and restated as of January 28, 2000, by and among MARKEL CORPORATION, a Virginia corporation ("Markel"), MARKEL HOLDINGS INC., a Virginia corporation (the "Company"), DLJ INTERNATIONAL PARTNERS, C.V., a Netherlands Antilles limited partnership, DLJ OFFSHORE PARTNERS, C.V., a Netherlands Antilles limited partnership, DLJMB OVERSEAS PARTNERS, C.V., a Netherlands Antilles limited partnership, DLJ MERCHANT BANKING FUNDING, INC., a Delaware corporation, DLJ FIRST ESC, L.P., a Delaware limited partnership and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, a Delaware corporation (collectively, the "DLJ Entities"), MARSH & MCLENNAN CAPITAL, INC., a Delaware corporation, on behalf of itself and/or MARSH & MCLENNAN RISK CAPITAL HOLDINGS, LTD., a Delaware corporation, other related Marsh & McLennan Capital, Inc. entities and/or RISK CAPITAL REINSURANCE COMPANY, a Nebraska domiciled insurance company (collectively, "Marsh") and JOHN J. BYRNE, on his own behalf and on behalf of certain entities as to which, with respect to Common Shares held by such entities, he has voting and dispositive power ("Byrne").

         A        On August 15, 1999, Markel and Terra Nova (Bermuda) Holdings
Ltd., a Bermuda corporation ("TNA"), entered into an Agreement and Plan of Merger and Scheme of Arrangement, which was subsequently amended on December 10, 1999 and January 28, 2000 (as so amended, the "Merger Agreement").

         B        The Merger Agreement provides for (i) the merger (the
"Merger") of Markel Holdings Sub Ltd., a corporation organized under the laws of Virginia and a wholly-owned subsidiary of the Company, with and into Markel and
(ii) a Scheme of Arrangement between TNA and certain of its shareholders (the "Scheme"). Pursuant to the Merger Agreement, each holder of an ordinary share of TNA will receive in the Merger $13.00 in cash, .07027 ordinary shares of the Company, no par value (the "Common Shares"), and .07027 of a contingent value right (a "CVR"), and will become shareholders of the Company. Each CVR will grant the holder thereof, subject to certain exceptions, the right to receive, on the date that is 30 months following consummation of the Merger and the Scheme, the amount, if any, by which $185 exceeds the greater of (i) the average trading price of a Common Share, calculated as set forth in the Agreement and
(ii) $140. Upon consummation of the Merger and the Scheme, TNA and Markel will be wholly-owned subsidiaries of the Company, which, at such time, will change its name to Markel Corporation.

         C        TNA and the DLJ Entities are parties to that certain
Registration Rights Agreement dated as of March 25, 1996, among TNA and certain of its stockholders, pursuant to which such stockholders were accorded certain registration rights with respect to the ordinary shares of TNA held by them (the "TNA Registration Rights Agreement").

         D        The parties hereto now desire to amend and restate the
Registration Rights Agreement dated as of August 15, 1999 in its entirety.

         In consideration of the parties entering into the agreements and carrying out the transactions herein described, and for other good and valuable consideration, the parties agree as follows:

         Section 1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no stockholder of the Company shall be deemed an Affiliate of any other stockholder of the Company solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Board" means the Board of Directors of the Company.

         "Commission" means the Securities and Exchange Commission or any other United States agency at the time administering the Securities Act.

         "Contingent Value Rights Agreement" means that certain Contingent Value Rights Agreement relating to the CVRs between the parties listed on the signature pages thereto, as such agreement may be subsequently amended or supplemented by the parties thereto.

         "Exchange Act" means the Securities Exchange Act of 1934, or any similar United States statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Permitted Transferee" means, in the case of any DLJ Entity, (A) any other DLJ Entity, (B) any general or limited partner of any DLJ Entity (a "DLJ Partner"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity that is an Affiliate of any DLJ Partner (collectively, the "DLJ Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of Donaldson, Lufkin & Jenrette, Inc. or any entity controlled by Donaldson, Lufkin & Jenrette, Inc., or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (C) (collectively, "DLJ Associates"), (D) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only DLJ Entities, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants or (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust designated to conform with the requirements of the Insurance Law of the State of New York.

         "Registrable Securities" means (i) any outstanding Common Shares held by any Stockholder, (ii) any outstanding CVRs held by any Stockholder and (iii) any securities issued with respect to any such Common Shares or CVRs by way of stock dividend or stock split. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been distributed in accordance with such registration statement, (ii) when such securities have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) when such securities shall have been otherwise transferred, except as contemplated by Section 7 of this Agreement, or (iv) when such securities shall have ceased to be outstanding. In addition, as to any Registrable Securities which are CVRs, such CVRs shall cease to be Registrable Securities upon the earlier to occur of (A) the date such CVRs cease to be Registrable Securities pursuant to the preceding sentence and (B) the full and complete satisfaction by the Company of all of its obligations with respect to such CVRs pursuant to the terms and conditions of the Contingent Value Rights Agreement.

         "Registration Expenses" means (i) all registration, filing and NASD fees, (ii) fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the shares covered by such registration), (iii) printing expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal and accounting duties),
(v) reasonable fees and disbursements of counsel for the Company and of its independent certified public accountants, including the expenses relating to "cold comfort" letters requested pursuant thereto, (vi) not more than $25,000 of reasonable fees and disbursements of one counsel for the Stockholders in connection with their participation in any offering, (vii) the reasonable fees and expenses of special experts retained by the Company in connection with such registration, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered (if the Company elects to obtain any such insurance), and
(viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, and the fees and expenses of counsel for the underwriters.

         "Requesting Holder" means, in respect of any registration pursuant to
Section 2 hereof, any holder of Registrable Securities who gives notice to the Company of its request to include Registrable Securities in such registration.

         "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

         "Securities Act" means the Securities Act of 1933, or any similar United States statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Stockholders" means any of the DLJ Entities, Byrne or Marsh, acting on behalf of itself, other related Marsh & McLennan Capital, Inc. entities and/or Marsh & McLennan Risk Capital Holdings, Ltd. and/or Risk Capital Reinsurance Company.

         Section 2.  Registration under Securities Act

          (a)   Registration on Request


                  (i) Request. If at any time any DLJ Entity or Marsh requests in writing (the requesting Person being referred to as the "Initiating Stockholder") that the Company effect the registration under the Securities Act of a specified number of the Registrable Securities held by it and specifying the intended method of disposition thereof, a copy of which request (the "Company Notice") shall be sent by the Company to the other Persons entitled to request registration under this Section 2(a) that have not made such registration request (the "Other Stockholders"), the Company will, in accordance with the provisions of
         Section 2(c) hereof, use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Initiating Stockholder and any Registrable Securities of the same class and type which the Company has been so requested to register by any Other Stockholders, so long as such

         Other Stockholders have requested that such Registrable Securities be included in such registration within 10 days of the date of the Company Notice, for disposition in accordance with the intended method or methods of disposition stated in the request by the Initiating Stockholder, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of Registrable Securities to be so registered; provided that the Company shall not be required to effect (A) more than three registrations requested by the DLJ Entities pursuant to this Section 2(a), (B) more than two registrations requested by Marsh pursuant to this Section 2(a), (C) any registration under this Section 2(a) unless the Registrable Securities requested to be included therein by the Initiating Stockholder, in the reasonable judgment of the Board exercised in good faith, have an aggregate fair market value of at least $25,000,000, or unless the Registrable Securities requested to be included therein constitute all of the Registrable Securities of the class and type of Registrable Securities requested to be so registered that are then owned by the Initiating Stockholder (and, in case of any DLJ Entity, all other DLJ Entities), it being understood that if the Registrable Securities requested to be registered by any Initiating Stockholder (i) have an aggregate fair market value of less than $25,000,000 and (ii) include both Common Shares and CVRs, the requirements of this paragraph (C) shall be deemed to be satisfied if the Registrable Securities of at least one of the class and type of Registrable Securities requested to be included therein by such Initiating Stockholder constitute all of the Registrable Securities of that class and type of Registrable Securities then owned by the Initiating Stockholder (and, in the case of any DLJ Entity, all other DLJ Entities) or (D) any registration under this Section 2(a) prior to the earlier of the date that is six months after the effective date of the Company's most recent registration statement (other than a registration on Form S-4 or Form S-8 or any successor or similar forms) pursuant to which Registrable Securities are to be or were sold pursuant to this Section 2(a) or the date that is three months after the effective date of the Company's most recent registration statement (other than a registration on Form S-4 or Form S-8 or any successor or similar forms) pursuant to which the DLJ Entities or Marsh were entitled to request that Registrable Securities be sold pursuant to
         Section 2(b). Any request by an Initiating Stockholder pursuant to the first sentence of this Section 2(a) shall indicate that such Initiating Stockholder intends, in good faith, to dispose of all of the Registrable Securities as to which a request is made pursuant to this
         Section 2(a) pursuant to an underwritten public offering; provided that such intention shall not preclude a change to the plan of distribution to allow block trades, it being understood that no such change may be made with the intention of converting such registration into the functional equivalent of an "equity shelf." A request to register Registrable Securities pursuant to this Section 2(a) that is made by any DLJ Entity or Marsh, as the case may be, in its capacity as an "Other Stockholder" shall not reduce the number of registrations available to such entity pursuant to paragraph (A) or
         (B), as the case may be, of this Section 2(a)(i).

                 (ii) Effective Registration Statement. A registration requested pursuant to this Section 2(a) shall not be deemed to be effected pursuant to Section 2(a) (A) if a registration statement with respect thereto shall not have become effective and remained effective for a period of at least 180 days (or such shorter period in which the Registrable Securities included in such registration pursuant to
         Section 2(a) have been sold thereunder), (B) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or any court, and the result of such interference is to prevent the holders of Registrable Securities to be sold thereunder from disposing of at least 75% of the Registrable Securities included in such registration pursuant to Section 2(a) in accordance with the intended methods of disposition or (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten registration shall not be satisfied or waived with the consent of the holders of Registrable Securities that were to have been sold thereunder, other than as a result of any breach by any holder of its obligations thereunder or hereunder.

                 (iii) Expenses. The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2(a).

                 (iv) Priority in Requested Registrations. If a requested registration pursuant to this Section 2(a) involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its view, (i) the number of securities requested, pursuant to this Section 2(a), to be included in such registration (including Common Shares and CVRs which the Company proposes to include, whether or not for the sale for its own account, which are not Registrable Securities) or (ii) the inclusion of some or all of the Common Shares and CVRs owned by other shareholders of the Company (including Registrable Securities proposed to be included by any Stockholder pursuant to Section 2(b)), in either case, exceeds the number which can be sold in such offering without having an adverse impact on such offering, including the price at which such securities can be sold (the "Maximum Offering Size"), the Company will include in such registration, in the priority listed below, up to the Maximum Offering Size (A) first, Registrable Securities requested, pursuant to this Section 2(a), to be included in such registration by the DLJ Entities and Marsh, as the case may be, (pro rata as between them based on the number of Registrable Securities proposed to be so registered) and (B) second, Common Shares and/or CVRs requested to be included in such registration by the Company for its own account, by

         Byrne pursuant to Section 2(b) or by any other holder of Common Shares and/or CVRs having registration rights, in the case of this paragraph
         (B), pro rata among such holders on the basis of the number of Common Shares and/or CVRs requested to be so registered; provided that if, as a result of any reduction in Common Shares and/or CVRs to be sold as contemplated by this Section 2(a)(iv), the Initiating Stockholder is entitled to sell pursuant to such registration less than 65% of the Registrable Securities requested to be included pursuant to Section 2(a), the request by the Initiating Stockholder that initiated such registration shall not reduce the number of registrations available to the Initiating Stockholder pursuant to paragraph (A) or (B), as the case may be, of Section 2(a)(i).

         (b)   Incidental Registration.

                  (i) Right to Include Registrable Securities. If the Company at any time proposes to register any Common Shares or CVRs under the Securities Act, whether for its own account or the account of a third party (other than by a registration (A) on Form S-4 or S-8 or any successor or similar forms, (B) relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit plan or (C) in connection with any direct or indirect exchange offer, amalgamation, merger, acquisition or similar transaction whether or not for sale for its own account), the Company will at each such time give prompt written notice to the Stockholders of its intention to do so and of such holders' rights under this Section 2(b). Upon the written request of any holder of Registrable Securities of the same class and type of securities which the Company proposes to register, made within 10 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the provisions of paragraph (iii) of this
         Section 2(b), use its reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that (i) if such registration involves an underwritten offering, all such holders of Registrable Securities requesting to be included in such registration must enter into the underwriting agreement as contemplated by Section 2(d) hereof and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 2(b) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to all such shareholders and, thereupon, (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

                 (ii) Expenses. The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2(b).


                 (iii) Priority in Incidental Registrations. If a registration pursuant to this Section 2(b) involves an underwritten offering (other than in the case of a registration under Section 2(a)), and the managing underwriter shall advise the Company in writing, that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size, (1) first, the securities proposed to be issued by the Company, (2) second, all Registrable Securities proposed to be registered for the account of the Stockholders and requested to be included in such registration, pro rata in accordance with the number of Registrable Securities proposed to be registered by such Stockholders and (3) third, all Common Shares and CVRs proposed to be registered for the account of other Persons, if any, having registration rights granted after the date hereof and requested to be included in such registration (whether or not such request arises from a demand registration right granted to such person), pro rata in accordance with the number of Common Shares and CVRs proposed to be registered by such other Persons, or otherwise allocated among such Persons in such proportion as such Persons and the Company shall agree. Notwithstanding the foregoing, after the 18 month anniversary of the Closing Date, the Persons referred to in clauses (2) and (3) shall include Common Shares and CVRs in any registration pursuant to this
         Section 2(b) pro rata in accordance with the number of Common Shares and CVRs requested to be included in such registration by all such Persons; provided that if, after such 18 month anniversary, a request pursuant to this Section 2(b) occurs in respect of an underwritten offering made at the request of any other Person pursuant to registration rights granted to such Person after the date hereof in connection with the issuance by the Company of securities, and the managing underwriter has advised the Company in writing, that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size, (1) first, the securities proposed to be registered by such Person and (2) second, all Common Shares and CVRs proposed to be registered for the account of other Persons (including the Stockholders), if any, requested to be included in such registration pro rata in accordance with the numbers of other securities proposed to be registered by the other Persons or otherwise allocated among such other Persons in such proportion as such holders and the Company shall agree.

          (c) Registration Procedures. If and whenever the Company is required to use its reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2(a) or Section 2(b) the Company will as expeditiously as practicable:

                 (i) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its commercially reasonable efforts to cause such registration statement to become effective; provided that the Company may postpone the filing or effectiveness of a registration for a reasonable period not to exceed 90 days from the date of the request, if the Board reasonably believes that such registration might reasonably be expected to have an adverse effect on any proposal or plan to engage in any acquisition of assets or capital stock or any amalgamation, merger, consolidation, tender offer or similar transaction; or would otherwise require disclosure of information which the Board in its reasonable judgement determines should not be disclosed; provided further that no more than one postponement under this clause (i) or termination under clause (ii) below may be imposed in any twelve-month period.

                 (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for a period of either (A) 180 days (without including in such period the number of days in any Delay Period (as hereinafter defined)) or (B) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; provided that the Company may terminate the effectiveness of a registration if the Board reasonably believes that such registration would reasonably be expected to have an adverse effect on any proposal or plan to engage in any acquisition of assets or capital stock or any amalgamation, merger, consolidation, tender offer or similar transaction or would otherwise require disclosure of information which the Board determines in its reasonable judgement should not be disclosed;

                 (iii) furnish to each Requesting Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, but only one copy thereof to each such Requesting Holder), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents in order to facilitate the disposition of the Registrable Securities owned by such Requesting Holder, as such Requesting Holder may reasonably request;

                 (iv) use its commercially reasonable efforts to register or qualify such Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller; provided that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (iv), (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in such jurisdiction;

                 (v) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                 (vi) promptly notify each seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                 (vii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act; and

                 (viii) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on any national securities exchange (if such Registrable Securities are not already so listed), and on each other securities exchange, on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish promptly to the Company such information regarding such seller and such seller's Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vi) of this Section 2(c), such holder will forthwith discontinue such holder"s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder"s receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 2(c) (a "Delay Period") and, if so directed by the Company, such holder will deliver to the Company all copies, other than permanent file copies then in such holder"s possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         (d) Underwritten Offerings. The DLJ Entities will have the right, in their sole discretion, to select an underwriter or underwriters in connection with any underwritten offering resulting from the exercise by any DLJ Entity of a demand for registration under Section 2(a), in which offering the Registrable Securities to be registered by the DLJ Entities pursuant to Section 2(a) constitute more than 50% of all Registrable Securities to be registered pursuant to Section 2(a). Such underwriter or underwriters may include any Affiliate of any DLJ Entity. The Board shall select, in its sole discretion, the underwriter or underwriters in connection with any other underwritten offering; provided that, in any underwritten offering in which Marsh is the Initiating Stockholder, the lead underwriters of such offering shall be reasonably acceptable to Marsh and; provided further that, in any underwritten offering in which at least 30% of the securities to be sold are owned by the DLJ Entities, the DLJ Entities shall have the right to designate one co-lead underwriter in connection with such offering (which will not, unless the Company consents, be the book-runner). Such underwriter may include any Affiliate of any DLJ Entity. The underwriting agreement shall be reasonably satisfactory in substance and form to the Board and shall contain such representations and warranties by the Company and by the selling stockholders and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2(f). No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements reasonably approved by the Board that are consistent with the provisions of this Agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement.

         (e) Holdback Agreements. Each holder of Registrable Securities agrees for the benefit of the Company, so long as the Company and its controlling stockholders agree to be similarly bound, not to effect any sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act (or any similar provision then in force), during the 30 day period before the effective date of such registration statement (except as part of such registration statement) or during the period after such effective date that such managing underwriter or the Board, in their reasonable judgement, shall agree (but not to exceed 180 days); provided that the transferees in any sale not prohibited hereunder (other than as part of such underwritten public offering) shall agree to be bound by the terms of this
Section 2(e).

         (f) Indemnification.


                 (i) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Section 2, the Company will, and hereby does, indemnify and hold harmless, the seller of any Registrable Securities covered by such registration statement, its directors, officers, agents and employees, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, agent, employee, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained (x) in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto or any document included by reference therein, or (y) in any application or other document or communication (in this Section 2(f) collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, agent, employee, underwriter and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such seller specifically for use in the preparation thereof which information contained any untrue statement of any material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and provided further that the Company shall not be liable to any Person who participates as an underwriter in any such registration or any other Person who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended (provided it has been made available to such Person in accordance with the terms hereof), to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, agent, employee, underwriter or controlling Person and shall survive the transfer of such securities by such seller. The Company shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified in respect of a claim for each jurisdiction in which such counsel is required unless in the reasonable judgment of counsel for the indemnified party a conflict of interest may exist between such indemnified party and any other indemnified party in respect of such claim.

                (ii) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities i n any registration statement filed pursuant to this Section 2, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2(f)(i)) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any application, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information prepared and furnished to the Company by such seller, as to such seller, specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or such application, which information contained any untrue statement of any material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. The indemnity provided by each seller of securities under this Section 2(f)(ii) shall be provided severally, and not jointly or jointly and severally with any other seller or prospective seller of securities, and shall be limited in amount to the net amount of proceeds received by such seller from the sale of Registrable Securities pursuant to such registration statement.

                (iii) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2(f), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2(f), except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                 (iv) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2(f) (with appropriate and reasonable modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal, state or provincial law or regulation of any governmental authority, other than the Securities Act.

                  (v) Indemnification Payments. The indemnification required by this Section 2(f) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, subject to refund if the party receiving such payments is subsequently found not to have been entitled thereto hereunder.

                 (vi) Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by this Section 2(f) is for any reason not available, the parties required to indemnify by the terms hereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnities under clauses (i) and (ii) above of this Section 2(f) were available. The Company and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters" portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this clause (vi), each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or a seller of Registrable Securities, as the case may be.

       Section 3. Other Registration Rights. Notwithstanding anything to the contrary in this Agreement, the Company shall be permitted to grant to any Person the right to request that the Company to register any equity securities of the Company, any CVRs, or any securities convertible or exchangeable into or exercisable for such securities, without the consent of holders of any Registrable Securities, so long as no such registration rights conflict with or are senior to, or would result in a delay in exercise or consummation of, the rights granted pursuant to Section 2(a) or
     Section 2(b) hereunder (other than in the manner contemplated by the final sentence of Section 2(b)(iii)).

         Section 4. Markel Guarantee. Markel hereby guarantees the performance by the Company of all of its obligations under this Agreement.

         Section 5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the holders of at least a majority of all Registrable Securities held by the DLJ Entities, on the one hand, and by Marsh, on the other hand.

         Section 6. Notices. All communications provided for hereunder shall be in writing and shall be delivered personally or by facsimile or sent by first-class mail and addressed to Marsh and Byrne at the address that each, respectively, shall have furnished to the Company in writing, and if to the Company to:

Markel Holdings Inc.

c/o Markel Corporation

451 Cox Road

Glen Allen, Virginia 23059

Attention: Steven A. Markel

Facsimile: (804) 527-3810

         and with a copy to:


McGuire, Woods, Battle & Boothe LLP

One James Center

Richmond, Virginia 23219

Attention: Leslie A. Grandis

Facsimile: (804) 775-1061

         and if to any DLJ Entity to:


DLJ Merchant Banking

277 Park Avenue

New York, New York 10172

Attention: David L. Jaffe

         and with a copy to:


Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: George R. Bason, Jr.

Facsimile: (212) 450-4800

         Section 7. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that the rights accorded the DLJ Entities herein shall not inure to the benefit of any transferee or subsequent holder of any Registrable Securities, except to a Permitted Transferee acquiring Registrable Securities who has executed and delivered to the Company an agreement to be bound by this Agreement. Any such Permitted Transferee shall thereafter have all the rights accorded to the DLJ Entities hereunder. Notwithstanding the foregoing, (i) no Permitted Transferee obtaining its Registrable Securities as a result of a distribution in kind to all or substantially all of the limited partners of any DLJ Entity shall be entitled to the benefits of this Agreement (ii) no DLJ Partner or DLJ Associate may be an Initiating Stockholder, and (iii) all notices to any Permitted Transferee shall be deemed to have been satisfactorily given for purposes of this Agreement if given to DLJ Merchant Banking, Inc. at 277 Park Avenue, New York, New York 10172; Attention: David L. Jaffe; Facsimile No: 212-892-7552, which shall have sole responsibility for giving notice to such Permitted Transferees and coordinating the participation by such Permitted Transferees in any registration of Registrable Securities pursuant hereto.

         Section 8. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         Section 9. Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

         Section 10. Effectiveness. This Agreement shall be effective as of the Closing Date (as defined in the Merger Agreement) and the TNA Registration Rights Agreement shall automatically terminate as of such date.

               Section 11. Termination. This Agreement shall automatically terminate on the earlier of: (i) the date that is five years from the Closing Date (as defined in the Merger Agreement) or (ii), if the Closing Date does not occur, the termination of the Merger Agreement.

               Section 12. Governing Law. All questions concerning the construction, validity and interpretation of this agreement will be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws, and not the law of conflicts, of the State of New York.

               Section 13. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

               Section 14. Entire Agreement. This Agreement, together with the Merger Agreement, is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                                        MARKEL CORPORATION


                                        By: /s/ Alan I. Kirshner
                                            _________________________________
                                            Name: Alan I. Kirshner
                                            Title: Chairman


                                        MARKEL HOLDINGS INC.


                                        By: /s/ Alan I. Kirshner
                                            _________________________________
                                            Name: Alan I. Kirshner
                                            Title: Chairman

                                        DLJ INTERNATIONAL PARTNERS, C.V.
                                        By: DLJ MERCHANT BANKING, INC.
                                            Advisory General Partner

                                        By: /s/ David Jaffe
                                            _________________________________
                                            Name: David Jaffe
                                            Title: Managing Director

                                        DLJ OFFSHORE PARTNERS, C.V.
                                        By: DLJ MERCHANT BANKING, INC.
                                            Advisory General Partner

                                        By: /s/ David Jaffe
                                            _________________________________
                                            Name: David Jaffe
                                            Title: Managing Director

                                        DLJMB OVERSEAS PARTNERS, C.V.
                                        By: DLJ MERCHANT BANKING, INC.
                                            Advisory General Partner

                                        By: /s/ David Jaffe
                                            _________________________________
                                            Name: David Jaffe
                                            Title: Managing Director

                                        DLJ MERCHANT BANKING
                                         FUNDING, INC.

                                                 /s/ Ivy Dodes
                                        By: ---------------------------------
                                            Name:    Ivy Dodes
                                            Title:   Vice President

                                        DLJ FIRST ESC, L.P.
                                        By: DLJ LBO PLANS MANAGEMENT
                                            CORPORATION, its General Partner

                                                 /s/ Ivy Dodes
                                        By: ---------------------------------
                                            Name:    Ivy Dodes
                                            Title:   Vice President

                                        DONALDSON, LUFKIN & JENRETTE
                                         SECURITIES CORPORATION

                                                 /s/ Ivy Dodes
                                        By: ---------------------------------
                                            Name:    Ivy Dodes
                                            Title:   Vice President

                                        MARSH & MCLENNAN CAPITAL, INC. on
                                        behalf of itself, MARSH & MCLENNAN RISK
                                        CAPITAL HOLDINGS, LTD., other related
                                        MARSH & MCLENNAN CAPITAL, INC.
                                        entities and RISK CAPITAL REINSURANCE
                                        COMPANY

                                        By: /s/ Richard A. Goldman
                                            _________________________________
                                            Name: Richard A. Goldman
                                            Title: Finance Director

                                        JOHN J. BYRNE, on his own behalf and on
                                        behalf of certain entities as to which,
                                        with respect to Common Shares held by
                                        such entities, he has voting and
                                        dispositive power
                                                 /s/ John J. Byrne
                                         --------------------------------------